STATE OF DELAWARE
                            CERTIFICATE OF AMENDMENT
                                       OF
                     RESTATED CERTIFICATE OF INCORPORATION

                          ---------------------------

     DELTA MILLS, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify:

     1. The Board of Directors of the Corporation duly adopted resolutions setting forth a proposed amendment to the Restated Certificate of Incorporation of the Corporation, declaring such amendment to be advisable and submitted such amendment to the Corporation's sole stockholder for consideration thereof. The resolution setting forth the proposed amendment is as follows:

          RESOLVED, that the Restated Certificate of Incorporation of the Corporation be amended by adding a new Article Nine as follows:

     NINTH: No director of the Corporation shall have personal liability to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that the foregoing shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the General Corporation Law of the State of Delaware; (iv) for any transaction from which the director derived an improper personal benefit; or (v) for any act or omission occurring prior to the date of the effectiveness of this Article.

     2. Thereafter, a unanimous written consent setting forth the amendment was signed by the Corporation's sole stockholder pursuant to Section 228 of the General Corporation Law of the State of Delaware.

     3. The  amendment  was duly adopted in  accordance  with the  provisions of
Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this Certificate to be signed this 27th day of June, 2005.


                                        DELTA MILLS, INC.



                                        By:  /s/ William H. Hardman, Jr.
                                            ----------------------------------
                                            Name: William H. Hardman, Jr.
                                            Title:  Executive Vice President,
                                                    Secretary, Treasurer and
                                                    Chief Financial Officer